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                                                                    EXHIBIT 10.9

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS AND ASTERICKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   AGREEMENT

This document entered into between the Parties as of the 17th day of November, 1999, constitutes a valid and binding agreement between Ford Motor Company, a Delaware corporation with its principal place of business at The American Road, Dearborn, Michigan 49121 ("Ford") and BOLT, Inc., a Delaware corporation with its principal place of business at 304 Hudson Street, New York , New York 10013 ("Bolt") (Ford and Bolt herein being referred to as the "Parties"). The Parties have agreed as follows:

1.       Scope

         Ford has agreed to purchase media from Bolt on the Bolt.com web site, which purchase will include: having Bolt create and maintain a Cars.Bolt.com component of Bolt's web site; purchasing from Bolt certain interactive content and interactive service elements; having Bolt provide certain exclusive interactive features; and having Bolt conduct certain market research through Bolt's Business Intelligence Group.

2.       Term

         The term of this agreement ("Term") shall commence on January 1, 2000 and will continue through December 31, 2002 unless terminated earlier pursuant to paragraph 4.(c), below; provided, however, that Ford and Bolt will both have the option to terminate this agreement (i) effective December 31, 2000 or (ii) December 31, 2001, by giving the other party written notice of termination at least 60 days prior to December 31, 2000 (in the case of (i) above) or at least 60 days prior to December 31, 2001 (in the case of (ii) above).

3.       Exclusivity

         During the Term hereof Bolt agrees that Ford [*] and that Bolt [*]. For purposes of this Agreement, the term 'affiliates' shall be deemed to include any wholly or partially owned subsidiary of Ford as well as any Ford, Lincoln, Mercury, Volvo, Jaguar, Aston Martin, Mazda, or Think! new or used vehicle dealer. Furthermore, Ford shall have exclusivity within the automotive category on "bolt.com" and its affiliated websites and Bolt shall

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         not accept content and/or advertising from any third parties with respect to any and all promotion of cars, trucks, or other motor vehicles; motor vehicle parts and accessories; services for motor vehicles; credit or financing for motor vehicles; and the sale or leasing of motor vehicles.

         [*].

         In addition, for one (1) year following the expiration or termination of this agreement, Bolt agrees that any automotive website that it is associated with will not duplicate specific applications developed for or by Ford, or distinctive elements that are solely and exclusively used by (for example, the "Build Your Own Dream Car" feature) the Ford/Bolt Cars.Bolt.com website.

4.       Payment Terms and Minimum Impressions Guarantee

         (a) Ford will pay Bolt the sums set forth below for all media, services, rights and materials provided by Bolt:

                  (1) the sum of $[*] within 45 days following the execution and delivery of this agreement by both parties,

                  (2) the sum of $[*] for the calendar year 2000, payable in equal monthly installments of $[*] to be invoiced at the end of each month and payable by Ford within 20 business days of receipt of Bolt's invoice,

                  (3) the sum of $[*] for the calendar year 2001 (provided this Agreement is not terminated pursuant to Section
                           2), payable in equal monthly installments of $[*] to be invoiced at the end of each month and payable by Ford within 20 business days of receipt of Bolt's invoice,

                  (4) the sum of $[*] for the calendar year 2002 (provided this Agreement is not terminated pursuant to Section
                           2), payable in equal monthly installments of $[*] to be invoiced at the end of each month and payable by Ford within 20 business days of receipt of Bolt's invoice.
                  (5)
         (b) The payment of all sums by Ford shall be conditioned upon Bolt meeting certain impression guarantee levels. An impressions breakdown for calendar year 2000 has been provided by Ford to Bolt

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                  and is included in Exhibit A and serves as further definition to Bolt's Insertion Order in Exhibit B. At least 60 days before the end of calendar year 2000 Ford shall provide Bolt with an impressions breakdown for calendar year 2001 and such impressions breakdown will then become fully incorporated into this agreement; and at least 60 days before the end of calendar year 2001 Ford shall provide Bolt with an impressions breakdown for calendar year 2002 and such impressions breakdown will then become fully incorporated into this agreement.

                  It is understood and agreed that distribution/banner delivery may not increase or decrease by more than +/- 10% margin bi-weekly. It is further understood and agreed that no overages for any two-week period may be applied by Bolt against a shortfall in any succeeding two-week period and no shortfalls for any two-week period may be applied by Ford against an overage in any succeeding two-week period. In the event impression guarantees are not achieved as determined by Ford, Bolt will provide Ford with make-goods with a [*]% bonus or at Ford's option, Ford may take a credit against the next monthly payment due under 4(a) above; provided, however, that the calculation of impression guarantees with respect to Interactive Service Elements and Exclusive Interactive Features shall be made only after the launch of such elements and features. Not withstanding the foregoing, the impressions guaranteed for the first year, as detailed in Exhibit A, are to be to be delivered prorated on a minimum, cumulative basis of 15%, 35%, 65% and 100% for each of the quarters ended March 31, June 30, September 30, and December 31.

         (c) It is understood and agreed that all impression guarantees will be measured against a third party adserver to be selected by Ford, to track this buy, and measurement by this third party will be used to conclusively determine if impression guarantees have been met/ Tracking reports (proof of performance) must be sent bi-weekly to Doug Weiland at Ford's media buying agency Ford Motor Media, via fax to 313-964-2315 or e-mailed to doug.weiland@fordmotormedia.com, with copies of tracking reports to be sent to Jamie Allison, Internet & New Media Group, Ford Motor, via fax to 313-323-8170 or e-mailed to jalliso1@ford.com.

                  Subject to Section 5(a) herein, Ford reserves the right to terminate this agreement in its entirety immediately in the event impression

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                  guarantees are not met by Bolt for four (4) consecutive
                  tracking periods, i.e., 8 weeks, such periods of calculation, as they relate to a particular element or feature set forth on Exhibit A attached hereto, to commence upon the launch of such element or feature.

         (d) Amounts paid after their due date shall bear interest at the rate of one and-one half percent (1 1/2%) per month (or the highest rate permitted by law, if less) until paid in full. In the event of any failure by Ford to make payment, Ford will be responsible for all reasonable expenses (including attorneys' fees) incurred by Bolt in collecting such amounts. All payment amounts in this Agreement are in U.S. dollars and are exclusive of any applicable taxes and shall be made free and clear of, without reduction for, (and Advertiser shall be responsible for and shall indemnify Bolt against) any applicable taxes pertaining to the payments under this Agreement (excluding taxes based upon the net income of Bolt), provided that Bolt notifies Ford in writing of such taxes within 6 months after the applicable invoice date.
                  Ford shall promptly furnish Bolt with tax receipts evidencing the payment of any taxes referred to in the preceding sentence.

5.       Design, Implementation and  and Content of "Cars.bolt.com" Website

         (a)      Creation of the "Cars.bolt.com" Website.

                  Bolt shall be primarily responsible for the creation of the "Cars.bolt.com" website. Bolt agrees that it will consult with Ford concerning the design, implementation, maintenance and initial content of the "Cars.bolt.com" website; which shall be subject to approval rights as set forth below, and will ensure that the "Cars.bolt.com" website contains the general topics set forth in the attached Exhibit A or other features that the parties may agree upon from time to time. Notwithstanding and without limiting the foregoing, the Parties agree that the "Cars.bolt.com" website shall (i) display the "Ford Oval" and/or other trademarks designated by Ford "above the fold" and in a manner approved by Ford, and
                  (ii) shall contain privacy related statements and links to privacy policies mutually agreed upon by the Parties and consistent with other portions of this Agreement. Further, Bolt agrees to use its best efforts to ensure that no Bolt supplied content appearing on the "Cars.bolt.com" website adversely impacts Ford's brand in any material respect. Prior to the initial launch of, and any modifications to, the "Cars.bolt.com"

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                  website, Bolt shall place such pages on a non-public server and provide such individual as is designated by Ford with notice thereof and access thereto. Ford shall have the right to notify Bolt of its disapproval of any changes to content (which shall include, without limitation, links to other sites) and any material changes to other content which Ford reasonably believes is harmful or detrimental to Ford or its brand for a period of two business days (at least 48 hours) from the time of receipt of notice from Bolt. Upon Bolt's receipt of any such disapproval notice from Ford, Bolt will delay the implementation of such disapproved changes until the Parties resolve the appropriate issues raised in such disapproval notice.

         (b)      Interactive Content Elements.

                  Bolt will develop certain chat rooms, moderated message boards, and other interactive content in the normal course of business and as otherwise mutually agreed upon by the Parties. All such chat rooms, message boards and the like shall be located on Bolt's servers and Bolt shall retain all responsibility for maintenance, liability and support therefore. Bolt expressly acknowledges and agrees that it will not develop or endorse any message board, chat room, other interactive element that contains any of Ford's trademarks in its name (or that uses a trademark which is likely to be confused with any of Ford's trademarks) or otherwise undermines Ford's intellectual property rights.

         (c)      Launch Date

                  The site will be launched in accordance with the timetable set forth in Exhibit A.

         (d)      Consumer Questions and Complaints

                  Bolt shall be responsible for all customer service relative to the operation of the Cars.bolt.com website (which shall include handling and resolution of any customer questions or complaints) which it will perform in a prompt, courteous and professional manner. Bolt will provide Ford with periodic summaries of the nature of complaints received. Notwithstanding the foregoing, any automotive product or service related issues or concerns shall remain the responsibility of Ford.

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         (e)      Availability

                  The Cars.bolt.com website shall be publicly available to users approximately twenty-four (24) hours each day, excepting necessary website maintenance and Internet performance issues outside the reasonable control of Bolt.

         (f)      Traffic Reporting

                  Bolt shall provide Ford with aggregate periodic traffic/website performance reports in a manner mutually agreed upon by both Parties.

         (g)      Security

                  Each Party shall take all reasonable measures to prevent unauthorized access to consumer data obtained through the operation of the website, and any databases or other sensitive material generated from or used in conjunction with the website. Each Party shall immediately notify the other Party of any known security breaches, and take all necessary actions to promptly notify affected consumers and to remedy such breach.

         (h)      Website Backup

                  Bolt.com will provide daily and permanent backups of the information detailed in this Agreement and housed on its servers. All data shall be backed up daily to two locations - network storage and DAT. The DATs shall be stored off-site in a fire-proofed, secure tape library. The network data shall be stored for three weeks, and be available for content replacements. Each Party shall also maintain a development environment copy of web data for rapid content replacement.

6.       Accuracy of Information Published on Bolt.com and Cars.Bolt.com

         Each Party shall be responsible for the quality and accuracy of information and content supplied by it contained on Bolt.com and Cars.Bolt.com and any additional related sites or links which may be created from time to time by Bolt.com. Ford shall use its commercially reasonable efforts to provide content and advertising media for the Cars.Bolt.com website in order to facilitate the impression guarantees set

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         forth on Exhibit A attached hereto. Ford acknowledges that it will forfeit its right to terminate the agreement pursuant to Section 4(c) herein in the event that it fails to provide such content and advertising media.

7.       Information Obtained From Consumers

         [*]. Notwithstanding the foregoing, Bolt will not sell, transfer, or otherwise provide such information to any third parties without the prior written consent of Ford. All information shall be used only as authorized by the user that provided the information, and in strict compliance with Bolt's and Ford's privacy policies, as it may be amended from time to time. Bolt will provide a link to such policies governing the protection and use of user data on the "home page" of the website as well as on those pages of the website where users are required to provide personally identifying information. Any non-conforming use of such information by either party shall constitute a material breach of this Agreement and shall give such party due cause to terminate this Agreement.

8.       Intellectual Property

         (a)      Bolt Intellectual Property

                  As between the Parties, Bolt is, and shall remain, the owner of all right, title and interest in and to the Bolt.com website and the Cars.Bolt.com website (the "Bolt Intellectual Property"), including, without limitation, all trademarks and copyrights claimed by Bolt and all software, programs, text, audio, images, graphics, "look and feel", animation, sound, video, and other content associated with the Bolt Intellectual Property, other than the Ford Content (as defined below).

         (b)      Ford Intellectual Property

                  As between the parties, Ford is, and shall remain, the owner of all right title and interest in and to all materials (such as research reports) provided to Bolt by Ford in the course of this Agreement (the "Ford Intellectual Property"), including without limitation, all custom templates, and all software, programs, text, images, graphics, "look and feel", animation, sound, video, and other content associated with the Ford Intellectual Property (the "Ford Content"). Upon execution and delivery of this Agreement, Bolt assigns to Ford all right, title and interest in and to the content created by Bolt (i.e., its employees, agents, or contractors), and intellectual property

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                  rights thereto (but will not be construed to include software to develop such content) used solely and exclusively in the Cars.Bolt.com channel in the course of this Agreement. Bolt agrees to execute any and all necessary further documents that Ford may reasonably request to fully vest any intellectual property rights created in furtherance of this Agreement and, if requested, to reasonably assist Ford, at Ford's expense, to register such rights.

                  Bolt expressly agrees that any trademarks or applications developed for use solely in association with the Cars.Bolt.com website (i) will not combine any trademark of Ford's with and trademark of Bolt (or of any third party), and (ii) shall be the property of Ford, other than the Cars.Bolt.com trademark (for example, any trademark that is developed to identify a feature unique to this site and which is not applicable to other Bolt channels, such as the "Design Your Own Dream Car" feature).

         (c)      Trademark Licenses

                  Each Party grants to the other, during the Term of this Agreement, a royalty-free, non-exclusive license to use, reproduce and display the trademarks, service marks, and design marks listed on the attached Exhibit E (collectively, the "Marks") in connection with this Agreement. Each Party may amend the list of trademarks it is licensing to the other, at any time, upon written notice to the other Party. Use of all Marks licensed pursuant to this Agreement shall reflect the licensor's standards of quality. Furthermore, the Party licensing the Marks shall have the right from time-to-time, by prior arrangement of the Parties, to assess the quality of services offered under the Marks and to review advertising and promotional materials bearing the Marks to ensure that these quality standards are upheld. Each of Bolt and Ford expressly acknowledges and agrees that except as expressly provided herein, no right, title, license or interest in or to any mark owned by the other Party (or the other party's Affiliates) is intended to be given to or acquired by the other Party by the execution of or performance of this Agreement. Each of Bolt and Ford expressly agrees that it will not use any Mark of the other Party for any purpose or activity except as expressly authorized or contemplated herein.

9.       Representations and Warranties

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         Each of Bolt and Ford represents and warrants that: (1) it is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation, (2) it has the full power and authority to enter into and perform its obligations under this Agreement, (3) it has obtained all permits, licenses, and other governmental authorizations and approvals required for its performance under this Agreement, and (4) the services to be rendered and the materials provided by each Party neither infringe nor violate any patent, copyright, trade secret, trademark, or other proprietary right of any third party.

10.      Provision of Advertising Materials

         The content of all Ford advertisements will be supplied, or must be approved in advance, by Ford. It is further understood and agreed that no Ford advertisements may appear on any pages with content that in Ford's judgment is inappropriate or otherwise inconsistent with Ford's advertising and business policies. Bolt reserves the right to reject or cancel any advertisement at any time if in Bolt's reasonable judgment such advertisement may subject Bolt to civil or criminal liability. In such case Bolt will discuss the matter with Ford and allow Ford the opportunity to revise or replace the advertisement. All banners from which minimum guaranteed impressions are calculated shall be placed "above the scroll" at a screen resolution of 800 x 600 using the Netscape or MSIE browsers v. 3.0 or better; provided, however, that Bolt may place additional advertising "below the scroll". The positioning of advertisements on any and all web pages shall be mutually agreed upon by Bolt and Ford.

         Bolt agrees that in addition to the restrictions set forth in this agreement, it will not place any advertisements or links for "adult sites" or advertisements, or sites that are generally considered offensive, on any page containing a Ford advertisement. If Ford determines that an advertisement is offensive, Bolt shall remove such advertisement from such page within 4 hours of receiving notice from Ford during normal business hours and 24 hours of receiving notice from Ford at all other times.

11.      Additional Bolt Obligations

         (a) Bolt.com will place a static front page link to Cars.Bolt.com prominently on the front page of Bolt.com throughout the Term of this Agreement.


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         (b)      Bolt will provide Ford with quarterly market research studies conducted by the BOLT Media, Inc. market research team working closely with the Ford (or its designated advertising/buying agency) market research team to ensure optimum methodology before field work commences; provided, that Ford will collaborate with Bolt.com on initial approach and methodology and that such methodology shall require a minimum sampling of 1,000 online interviews.

         (c) Cars.bolt.com will place a static link to YoungDrivers.com or its designated affiliates as identified by Ford for the purposes of encouraging participation in drivers education.

         (d) Bolt.com will render the disclaimer listed in Exhibit D on a user's screen prior to any user entering the Design Your Own Dream Car section of the cars.bolt.com channel. The user will have to accept these terms before they are allowed access to content in the Design Your Own Dream Car section.

12.      Limitation of Liability

         In the event that Bolt fails to publish an advertisement in accordance with this Agreement, in the event that Bolt fails to deliver the number of guaranteed impressions required herein, or in the event of any other failure, technical or otherwise of such advertisement to appear as provided herein, to the extent that such failures are not due to a breach, directly or indirectly, of the terms herein by Ford, the sole liability of Bolt and exclusive remedy of Ford shall be limited to, at Ford's discretion, either the immediate termination of this agreement, or placement of the advertisement at a later time in a comparable position, or extension of the Term hereof until the total impressions are delivered. SUBJECT TO SECTION 14 HEREOF, IN NO EVENT SHALL BOLT BE LIABLE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL SPECIAL LOST PROFITS, INDIRECT OR OTHER DAMAGES, WHETHER BASED IN CONTRACT, TORT OR OTHERWISE, EVEN IF BOLT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BOLT'S AGGREGATE LIABILITY UNDER THIS AGREEMENT FOR ANY CLAIM IS LIMITED TO THE AMOUNT RECEIVED BY BOLT FROM FORD PURSUANT TO THIS AGREEMENT. NOR SHALL FORD BE LIABLE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL SPECIAL LOST PROFITS, INDIRECT OR OTHER DAMAGES, WHETHER BASED IN CONTRACT, TORT OR OTHERWISE, EVEN IF FORD HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FORD'S AGGREGATE LIABILITY UNDER THIS

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         AGREEMENT FOR ANY CLAIM IS LIMITED TO THE AMOUNT PAYABLE BY FORD TO
         BOLT PURSUANT TO THIS AGREEMENT.

13.      Confidentiality

         During the Term of this Agreement, and for a period of two years following any end date, neither party will use or disclose any Confidential Information of the other party, except as specifically contemplated herein. The foregoing restriction does not apply to information that (i) has been independently developed by the receiving party without access to the other party's Confidential Information;
         (ii) has become publicly known through no breach of this Section 11 by the receiving party, (iii) has been rightfully received from a third party authorized to make such disclosure, or (iv) is required to be disclosed by law; provided that the disclosing party shall use its best efforts to redact from such disclosure all information not necessary to comply with such law. "Confidential Information" shall mean (i) advertisements, prior to publication: (ii) the financial terms of this Agreement and any Bolt statistics marked as "Confidential" or "Proprietary" that shall be deemed Bolt Confidential Information; and/or (iii) any information designated in writing or identified orally at time of disclosure, by the disclosing party as "confidential" or "proprietary" and confirmed as such by the furnishing party in a written instrument delivered to the receiving party within ten (10) working days after such oral delivery (such confirmatory instrument specifically describing the relevant Confidential Information and the date of its oral delivery).

14.      Indemnification

         Bolt and Ford agree to indemnify, defend, and hold harmless the other Party (and its parents, subsidiaries, affiliates, successors, and assigns) from and against all losses, liabilities, damages, actions, claims, expenses and costs (including reasonable attorneys' fees) which result or arise out of or in connection with any breach of this Agreement or out of or in connection with any material supplied to the other in furtherance of this Agreement.

15.      Publicity

         The Parties agree that no press releases, announcements or statements of any kind will be made regarding this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld.


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16.      Dispute Resolution

         If a dispute arises between the parties that cannot be resolved otherwise, the following procedure shall be implemented before either Party pursues other available remedies except that nothing contained herein shall prevent either Party from seeking injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed or to seek injunctive relief or any other equitable or judicial remedy, in any applicable forum which either Party deems necessary to protect its intellectual property rights:

         (a)      Initial Meeting

                  The Parties shall hold a meeting promptly, attended by persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the Parties hereunder or be deemed a waiver by a Party hereto of any remedies to which such Party would otherwise be entitled hereunder.

         (b)      Mediation

                  If, within ten (10) business days after such meeting, the Parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the then-current rules of the Center for Public Resources ("CPR"). The Parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the CPR if they have been unable to agree upon such appointment within 10 days from the conclusion of the negotiation period.

         (c)      Arbitration

                  The Parties agree to participate in good faith in the mediation and negotiations related thereto for a period of ten (10) business days. If the Parties are not successful in resolving the dispute through the mediation, then the Parties agree to submit the matter to binding arbitration in accordance with the then-current commerical rules of the American Arbitration Association, by a sole arbitrator.

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         (d)      Procedure

                  Mediation or arbitration shall take place in Dearborn, Michigan unless otherwise agreed by the Parties. The substantive and procedural law of the State of Michigan shall apply to the proceedings, to the extent not inconsistent with the then current commercial rules of the American Arbitration Association. Equitable remedies shall be available in any arbitration. Punitive damages shall not be awarded. This clause is subject to the Federal Arbitration Act, 9 U.S.C.A.
                  Section 1 et seq. and judgment upon the award rendered by the Arbitrator, if any, may be entered by any court having jurisdiction thereof.

17.      Miscellaneous

         (a)      No Agency or Partnership Relationship

                  In no event shall the Parties be deemed to have any agency or partnership relationship between them as a result of this Agreement.

         (b)      Assignment

                  This Agreement has been executed in consideration of the Parties involved and therefore may not be assigned or transferred to a third party without the prior written consent of the other Party, such approval not be unreasonably withheld. Notwithstanding the foregoing, Ford may assign this Agreement without the prior consent of Bolt to any wholly or partially owned subsidiary of Ford Motor Company.

         (c)      Entire Agreement, Amendment, Waiver

                  This Agreement embodies the entire agreement of the Parties and supersedes any other agreements or understandings between them, whether oral or written, relating to this subject matter. No amendment or modification or waiver of a breach of any term or condition of this Agreement shall be valid unless in a writing signed by each of the Parties. The failure of either Party to enforce, or the delay by either of them in enforcing, any of their respective rights under this Agreement will not be deemed a continuing waiver or a modification of any rights hereunder and either Party may, within the time provided by applicable law and consistent with the provisions of

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                  this Agreement, commence appropriate legal proceedings to
                  enforce any or all of its rights.

         (d)      Notices

                  Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by facsimile transmission or other telecommunications mechanism, (c) sent by nationally recognized overnight courier service or (d) mailed by certified mail, postage prepaid, receipt requested as follows:

                  If to Ford:
                  Ford Motor Company
                  Attn: Corporate Secretary
                  The American Road
                  Dearborn, MI  48121

                  If to Bolt:
                  Bolt, Inc.
                  Attn: Corporate Secretary
                  304 Hudson Street
                  New York, NY   10013

                  All notices personally delivered shall be deemed received on the date of delivery. Any notice sent via facsimile transmission shall be deemed received on the date shown on the confirmation advice. Any notice by certified mail shall be deemed to have been given on the date of receipt or refusal thereof. The date of any notice by overnight mail service shall be the date the airbill is signed by the recipient. Either Party may change its address for the receipt of notices by giving notice thereof to the other.

         (e)      Excusable Delays

                  Neither Party shall be liable for a failure to perform any of its obligations hereunder that arise from causes or events beyond its reasonable control and without its fault or negligence.

         (f)      Partial Invalidity

                  Any provision of this Agreement which is found to be invalid or unenforceable by any court in any jurisdiction will, as to that

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                  jurisdiction, be ineffective to the extent of such invalidity or unenforceability, and the invalidity or unenforceability of such provision will not affect the validity or enforceability of the remaining provisions hereof.

         (g)      Title and Headings

                  Titles and headings of articles and sections of this Agreement are for convenience only and will not affect the construction of any provision of this Agreement.

         (h)      Survival

    Notwithstanding anything to the contrary contained herein, any representations and warranties made by the Parties shall survive the term of this Agreement for a period of six (6) years.

         (i)      Counterparts

         This Agreement may be executed in counterparts each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

         (j)      Governing Laws

                  This Agreement is governed by the internal laws of the State of Michigan.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

BOLT Media, Inc.                               FORD MOTOR COMPANY

By: /s/ Frank M. Harrison                     By: /s/ James C. Schroer
   ------------------------------                 ------------------------------
Name: Frank M. Harrison                       Name: James C. Schroer
     ----------------------------                   ----------------------------
Title: Sr. VP Finance                         Title: VP-Marketing
      ---------------------------                    ---------------------------

                                   EXHIBIT A

                                             ---------------------------
                                                    Bolt Revised
                                   --------  ---------------------------
                                                   Guaranteed
                                                    Minimum
                                   Launch            Page
Section                            Date        CPM   Loads     Price
-------                            --------  ---------------------------
                                              ($)     (M)       ($)
CARS.BOLT.COM / FRONT PAGE          1/1/2000   $[*]   [*]       [*]
--------------------------

INTERACTIVE CONTENT ELEMENTS:
-----------------------------
                               [*]  1/1/2000   $[*]   [*]       [*]
                               [*]  7/1/2000   $[*]   [*]       [*]
                               [*]  1/1/2000   $[*]   [*]       [*]
                               [*]  1/1/2000   $[*]   [*]       [*]

INTERACTIVE SERVICE ELEMENTS:
-----------------------------
                               [*]  3/1/2000   $[*]   [*]       [*]
                               [*]  3/1/2000   $[*]   [*]       [*]
                               [*]  4/1/2000   $[*]   [*]       [*]
                               [*]  4/1/2000   $[*]   [*]       [*]
                               [*]  3/1/2000   $[*]   [*]       [*]
                               [*]  2/1/2000   $[*]   [*]       [*]

EXCLUSIVE INTERACTIVE FEATURES:
-------------------------------
                               [*]  5/1/2000   $[*]   [*]       [*]
                               [*]  4/1/2000   $[*]   [*]       [*]

BOLT.COM TARGETED UNITS:
------------------------
                               [*]  1/1/2000   $[*]   [*]       [*]

BOLT.COM ROS:
-------------
                               [*]  1/1/2000   $[*]   [*]       [*]

                                               $[*]   [*]       [*]

                                   EXHIBIT B

[BOLT LOGO]

                                INSERTION ORDER

ORDER NUMBER:              99101
BOLT REPRESENTATIVE:       Josh Weil
DATE:                      11/1/1999

ADVERTISER
Ford Motor Company
Internet & New Media Group
Attn: Jamie Allison
Telephone: (313) 845-8202
Fax: (313) 845-8399
Email: jallison@ford.com

--------------------------------------------------------------------------------
BILL TO (CHECK ONE)
ADVERTISER:         X
AGENCY:           _____
IN-HOUSE AGENCY:  _____

-----------------------------------------------------------------------------------------------------------------------
             END                       AGENCY                                                              REVENUE
START DATE   DATE           RATE       DISCOUNT       TOTAL DUE    PAYMENT SCHEDULE                        SHARE
-----------------------------------------------------------------------------------------------------------------------
01/1/2000    12/31/2002     n/a        n/a            $[*]         Please see payment schedule attachment  n/a
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                                                                       GUARANTEED
                                                                                           LINK TO     NUMBER OF
CREATIVE              POSITION                                      TEXT OF LINK           URL         IMPRESSIONS
-----------------------------------------------------------------------------------------------------------------------
Please see creative                                                                                    [*]*
specification and                                                                                      brand
impression                                                                                             impressions,
guarantee attachment                                                                                   [*]**
                                                                                                       brand
                                                                                                       interactions
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TERMS AND CONDITIONS: This insertion order is subject to the terms and conditions ("Standard Terms") appearing on both sides of this Insertion Order, and such Standard Terms are made a part of this insertion order by reference. The signatory of this Insertion Order represents that he has read and agrees to such Standard Terms.

AUTHORIZED BY:                                 PHONE:                                      DATE:
              -------------------------------         ------------------------------            -------------------
PRODUCTION CONTACT:                            PHONE:                                      DATE:
                   --------------------------         ------------------------------            -------------------

PLEASE SIGN RETURN WITH DEPOSIT TO BOLT MEDIA, INC., AT 304 HUDSON STREET, NEW YORK, NY 10003

*3 year impression levels are projected over 3 years based on year 1 CPMs (per 11/17/99 agreed terms)

                                   EXHIBIT C

[*]

                                   EXHIBIT D

I UNDERSTAND AND AGREE THAT WHEN I SUBMIT MY DREAM CAR IDEA THROUGH THE "DESIGN YOUR OWN DREAM CAR" FEATURE ON CARS.BOLT.COM, I AM GIVING UP ALL COPYRIGHT AND OTHER INTELLECTUAL PROPERTY RIGHT CLAIMS (OTHER THAN PATENT RIGHTS) I MAY HAVE AGAINST FORD MOTOR COMPANY'S COPYING OR OTHERWISE USING MY DREAM CAR IDEA. I FURTHER UNDERSTAND AND AGREE THAT FORD MOTOR COMPANY AND ITS SUBSIDIARIES ARE UNDER NO OBLIGATION TO USE MY IDEA OR TO HOLD IT IN CONFIDENCE.

                                   EXHIBIT E

Ford Trademarks, Service Marks, Design Marks

-     Ford Oval
-     Ford Motor Company Script
-     Others to be added and amended as appropriate